EXHIBIT 99.1

                  STATEMENT OF CHIEF EXECUTIVE OFFICER
     PURSUANT TO SECTION 1350 OF TITLE 18 OF THE UNITED STATES CODE


     Pursuant to Section 1350 of Title 18 of the United States Code, the undersigned, Patrick Gouverneur, President of Blue Industries, Inc. (the "Company"), hereby certifies that:

     The Company's Form 10-Q Quarterly Report for the period ended September 30, 2002 (the "Report") fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934; and

     The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


                  /s/ Patrick Gouverneur
   Patrick Gouverneur, President
   Dated: November 18, 2002